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                                                                   Exhibit 10.13

                           STOCK PURCHASE AGREEMENT

RECITAL: INNERCITE, INC., a California Corporation, hereinafter referred to as "SELLER", desire to sell corporate stock in INNERCITE, INC. to INTERNET VENTURES, INC., A California Corporation, herein referred to as "BUYER". BUYER hereby offers to purchase from SELLER, and SELLER hereby offers to sell to BUYER, from its corporate treasury, THIRTY THOUSAND (30,000) shares of common stock in INNERCITE, INC., referred to "The Subject Stock", along with all duties, responsibilities, rights, benefits, and other rights associated with common stock ownership in INNERCITE, INC. stock of said business, which business is located at 4989 Golden Foothill Parkway, CA 95726, and which may hereinafter be referred to as the COMPANY.

AUTHORITY: BUYER and SELLER represent that they have the full power and authority to enter into this Agreement and to conclude the transaction described herein. No contract or agreement to which either BUYER or SELLER are a party prevents them from concluding the transaction described herein, nor is the consent of any third party required therefor. SELLER had approved this sale by vote of both the Board of Directors and the Shareholders of COMPANY.

PURCHASE PRICE: The total purchase price shall be the sum of Six Hundred Sixty Thousand Dollars ($660,000.00). The purchase price and shall be payable as follows:

$200,000.00  Cash deposit upon execution of this agreement.

$150,000.00  Paid directly to SELLER on the 45/th/ day after the execution of this agreement.

$310,000.00  In the form of a Debenture issued to SELLER by BUYER within 15 days of the execution of this agreement.

CLOSING DATE: The closing for this sale shall occur on or about August 17, 1999, or within a reasonable time thereafter.

TIME: Time is declared to be of the essence under this Agreement.

REPRESENTATIONS AND WARRANTIES OF THE BUYER: The BUYER understands and acknowledges that the securities sold pursuant to this agreement have not been registered under the Securities Act of 1933 (the Act) nor qualified with any state securities authorities on the grounds that such sale is except from registration under Section 4.2 of the Act, such stock qualifying under IRC 1244 as Close Corporate Stock, and BUYER further understands and acknowledges that the company's reliance upon such exemption is predicated on the information regarding financial net worth provided from COMPANY. BUYER acknowledges that it must bear the economic risk of any investment, including this one, in securities for an indefinite period of time since the securities are not registered under the Act and therefor cannot be sold, except under the conditions set forth herein, unless they are subsequently registered or an exception from
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registration is available. BUYER also warrants that it was not organized for the specific purpose of acquiring the Securities for its own account and it is not a nominee for another person; is purchasing the Securities without a view to sell or distribute said Securities; and is reasonably assumed to have the capacity to protect its own interests in connection with this transaction and to evaluate the merits and risks of an investment in the Securities.

ARBITRATION: Except as otherwise provided herein, in the event of any dispute arising between and/or among the BUYER, the SELLER and/or Broker herein, with respect to any of the transactions set forth in this Agreement, including but not limited to, disputes relating to representations, warranties, covenants, contract construction, jurisdiction, payment obligations, it is agreed that the matter shall be submitted by the parties to arbitration in accordance with the rules of the American Arbitration Association then prevailing. Parties may be represented by legal counsel. The decision of the Arbitrator shall be final and conclusive and the right of appeal is waived.

BILL OF SALE: SELLER shall deliver to BUYER, at closing, this agreement which shall be a bill of Sale for The Stock. It is understood that this sale shall be final.

RESTRICTIONS ON TRANSFER: The certificates evidencing the Stock purchased and the Shares to be issued pursuant to the terms hereof and upon execution of this Stock Purchase Agreement will have restrictions upon transfer, and shall bear the following legend:

     "The Securities evidenced by this certificate have not been registered under the Securities act of 1933 and have been taken for investment purposes only and not with a view to distribute this stock thereof, and such Securities may not be sold or transferred unless there is an effective registration statement or Regulation A notification under the Act covering such securities or the Company receives an opinion of council reasonably acceptable to the company stating that such sale or transfer is exempt from the registration and prospectus delivery requirement of the Act. In addition, all transfers of stock must be approved by a majority of the Directors of COMPANY as well as a ratification of that decision by a majority of the Shareholders of COMPANY before any such transfer may be made and becomes effective."

WARRANTY OF COMPANY: COMPANY warrants that it will not take any action which would dilute the percentage of stock holdings of BUYER, either by authorizing more stock, authorizing a stock split which would be adverse to this warranty, nor by taking any other action, without the written approval of BUYER which would be contrary to this intent of the parties. It is understood that at the conclusion of this Stock Purchase/Sale BUYER will own thirty Percent (30%) of the stock of COMPANY. Such percentage of ownership will not change except with specific approval of BUYER.

BINDING EFFECT: This contract shall bind and insure to the benefit of the successors, assigns, personal representatives, heirs, and legatees of the parties hereto and upon execution by all parties, this contract shall be absolutely binding and fully enforceable.
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SELLER' DEFAULT: In the event BUYER fails to finalize this transaction of purchasing said stock pursuant to the terms set forth herein and to transact all business necessary to close this sale and complete the purchase as herein provided within Five (5) Days following a written demand to do so, SELLER may not finalize issuance of the stock and the BUYER and SELLER agree that in the case of BUYER's default it would be extremely difficult to ascertain the actual damage that BUYER shall incur, thus, in the event of BUYER'S default, SELLER shall keep, as liquidated damages all monies paid by BUYER to SELLER on this contract.

CHOICE OF LAW: This Contract shall be governed by and construed under the laws of the State of California with jurisdiction and venue to be in the courts in the County of El Dorado.

COVENANT OF CONFIDENTIALITY: BUYER does hereby covenant, promise, and agree to keep all discussions, information, models, apparatuses, ideas, theories, and client information (collectively "INFORMATION") obtained from COMPANY or SELLER, or any of its agents, officers, or employees confidential. If INFORMATION is disclosed orally, INFORMATION must be identified as confidential at the time of initial disclosure and then summarized in a written document supplied to the Receiving Party within ten (10) days of the initial disclosure. In addition, BUYER hereby declares that if any such INFORMATION obtained from COMPANY, or any of its agents, officers, or employees is disclosed to any individual, entity, or third party by BUYER, or any of its agents, officers, or employees, BUYER will accept liability for any damage such disclosure may cause to COMPANY, its agents, officers, or employees.

PARAGRAPH ENDINGS: The various paragraph headings are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this contract or any section thereof.

COUNTERPARTS: This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ATTORNEY'S FEES: Should any party file an action to enforce any right or rights arising under this Agreement, then the party prevailing in such action shall be entitled to recover reasonable attorney's fees and all costs and expenses incurred incidental to the prosecution or defense of any such action.

SEVERABILITY: In the event that any of the provisions, or portions thereof, of this contract are held to be unenforceable or invalid by any court of competent jurisdiction, the validation and/or enforceability of the remaining provisions, or portions thereof, shall not be affected and effect shall be given to the intent manifested by the provisions, or portions thereof held to be enforceable and valid.

BUYER HAS HAD THE OPPORTUNITY TO ASK QUESTIONS AND RECEIVE ANSWERS FROM THE PRINCIPALS OF COMPANY AND HAS HAD ACCESS TO ALL OF THE RELEVANT DOCUMENTATION OF COMPANY, HAS CONDUCTED ANY INDEPENDENT INVESTIGATION OF THE COMPANY OR THE INFORMATION
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PROVIDED BY SELLER, AND HAS DONE ALL DUE DILIGENCE DEEMED REASONABLE BEFORE
PURCHASE OF THE STOCK, AND HAS MADE THE DECISION TO PURCHASE THE STOCK AFTER HAVING PERFORMED SAID DUE DILIGENCE, HAVING INVESTIGATED THE FINANCIAL CONDITION OR BUSINESS ACUMEN OF BUYER.

BEST EFFORTS: The parties agree to co-operate in their efforts to accomplish those things set forth herein.

MODIFICATIONS: No supplement, modification, or amendment of this agreement shall be binding upon any party hereto unless executed in writing by all parties hereto.

WAIVER: No waiver of any of the provisions of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

ENTIRE AGREEMENT: No other representations, promises, or agreements have been made between the parties other than as expressly set forth herein. Neither the BUYER nor SELLER nor are they bound by, any alleged understandings, agreements, promises, representations, covenants or stipulations which are not set forth as stated herein. This Stock Purchase Agreement of Intent constitutes the entire contract of the parties hereunder, and cannot be modified except in a writing executed by each of the parties hereto.

DATED this 17th day of September, 1999.


SELLER:
INNERCITE, Inc.


By /s/ Steven Souther
   ---------------------------------------
       Steven Souther, President


BUYER:
INTERNET VENTURES, INC.


By /s/ Donald Janke
   ---------------------------------------
       Donald Janke, President